Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735, 333-100553 and 333-141038), and on Form S-3 (Nos. 333-121088, 333-31268, 333-85279, 333-88097 and 333-95841) of Casella Waste Systems, Inc. of our reports dated June 18, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Vitale, Caturano, and Company, Ltd.
Boston, MA
June 21, 2007